UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 18, 2006



KENTUCKY BANCSHARES, INC.
 (Exact Name of Registrant as specified in Charter)


   Kentucky                 33-96358                61-0993464
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)           Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                     40362-0157
(Address of principal executive offices)          (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)



INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a)	Not applicable
     (b)	Not applicable
     (c)  Not applicable
     (d) (1) On August 15, 2006, in conjunction with its regularly scheduled meeting, the Board of Directors of Kentucky Bancshares, Inc. (the "Registrant") appointed B. Proctor Caudill, Jr. as a director of the Registrant effective immediately.
On July 11, 2006, in conjunction with its regularly scheduled meeting, the Board of Directors of Kentucky Bank (the "Bank") appointed B. Proctor Caudill, Jr. as a director effective immediately. The Board also appointed Mr. Caudill as special projects manager. The Bank is the Registrant's sole operating subsidiary.
         (2)  Not applicable
         (3) Mr. Caudill is expected to serve on the Registrant's Strategic Planning Committee and the Bank's Director Loan Committee, Investment Committee and Wealth Management Committee.
         (4) In July 2006, the Registrant completed the merger of Peoples Bancorp of Sandy Hook, Inc. ("Peoples Bancorp") into a subsidiary of the Registrant. Total consideration for the transaction was $14,000,000, with 60% of the consideration represented by cash and 40% of the consideration represented by the Registrant's common stock. Mr. Caudill, his spouse and trusts for the benefit of his immediate family members owned approximately 95% of the outstanding shares of Peoples Bancorp common stock. Mr. Caudill served as the president and chief executive officer of Peoples Bancorp and its subsidiary bank.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              KENTUCKY BANCSHARES, INC.

Date:  August 18, 2006        By  /s/ Gregory J. Dawson
                                Gregory J. Dawson, C.F.O.



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